EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karauctionservices.com                     tobin.richer@karauctionservices.com

KAR Auction Services, Inc. Reports 2017 Financial Results

•	2017 revenue increased 10% to $3,458.0 million.

•	Net Income Per Share increased 64%, Operating Adjusted Net Income Per Share increased 21% and Adjusted EBITDA increased 12% over the year ended December 31, 2016.

•	Repurchased approximately 1.0 million shares of common stock in the open market for $50 million in the fourth quarter of 2017.

•	Recognized a reduction in income tax expense of $102.7 million relating to the re-measurement of deferred tax assets and liabilities associated with the enactment of the Tax Cuts and Jobs Act of 2017.

Carmel, IN, February 20, 2018 — KAR Auction Services, Inc. (NYSE: KAR), today reported its fourth quarter financial results for the period ended December 31, 2017. For the fourth quarter of 2017, the company reported revenue of $890.4 million as compared with revenue of $813.7 million for the fourth quarter of 2016, an increase of 9%. Net income for the fourth quarter of 2017 increased 280% to $172.8 million, or $1.27 per diluted share, as compared with net income of $45.5 million, or $0.33 per diluted share, in the fourth quarter of 2016. Net income was favorably impacted by the enactment of the Tax Cuts and Jobs Act of 2017 in the fourth quarter of 2017. Adjusted EBITDA for the quarter ended December 31, 2017 increased 10% to $194.6 million, as compared with Adjusted EBITDA of $176.5 million for the quarter ended December 31, 2016. Operating adjusted net income per diluted share increased 40% to $0.63 for the quarter ended December 31, 2017, as compared with operating adjusted net income per diluted share of $0.45 for the quarter ended December 31, 2016.

For the year ended December 31, 2017, the company reported revenue of $3,458.0 million as compared with revenue of $3,150.1 million for the year ended December 31, 2016, an increase of 10%. Net income for the year ended December 31, 2017 increased 63% to $362.0 million, or $2.62 per diluted share, as compared with net income of $222.4 million, or $1.60 per diluted share, for the year ended December 31, 2016. Net income was favorably impacted by the enactment of the Tax Cuts and Jobs Act of 2017 in the fourth quarter of 2017. Adjusted EBITDA for the year ended December 31, 2017 increased 12% to $838.0 million, as compared with Adjusted EBITDA of $747.9 million for the year ended December 31, 2016. Operating adjusted net income per diluted share increased 21% to $2.50 for the year ended December 31, 2017, as compared with operating adjusted net income per diluted share of $2.06 for the year ended December 31, 2016.

“KAR’s fourth quarter and year-end results reflect strong performance across our business lines and our employees’ shared commitment to customer service,” said Jim Hallett, Chairman and CEO of KAR Auction Services, Inc. “We remain focused on developing and deploying new products, services and technology to meet the evolving needs of our customers. KAR is well positioned for the future and our recent acquisitions expand the opportunities for continued growth and success.”

Impact of the Tax Cuts and Jobs Act of 2017
As a result of the enactment of the Tax Cuts and Jobs Act of 2017, we estimate that our future effective tax rate will be 26% - 28%. The major provisions affecting the Company include a reduction in our federal income tax rate, the immediate expensing of certain capital expenditures and a reduced deduction for certain executive compensation. The impact of these changes, if they had applied to 2017, would have been a reduction in cash taxes of over $40 million and an increase in earnings per share of $0.30. In addition, the Company recorded an obligation for approximately $11.1 million in U.S. income taxes for unremitted foreign earnings as of December 31, 2017. In future years, there will be no federal U.S. taxes on funds repatriated from foreign operations; however, state and local income tax expense and withholding tax expense would be recognized, net of any applicable foreign tax credits.

2018 Outlook

(in millions, except per share amounts)	Annual Guidance

Net income	$329.0 - $349.7
Income tax expense	$115.6 - $122.9
Interest expense, net of interest income	$191
Depreciation and amortization	$268
EBITDA	$903.6 - $931.6
Addbacks, net	($8.6) - ($6.6)
Adjusted EBITDA	$895 - $925
Capital expenditures	$185
Cash taxes	$125
Cash interest on corporate debt	$130
Free cash flow	$455 - $485
Effective tax rate	26%
Net income per share	$2.40 - $2.55
Operating adjusted net income per share	$2.89 - $3.04
Weighted average diluted shares	137

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), gains/losses associated with step acquisitions, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.35 per share on the company’s common stock. The dividend is payable on April 4, 2018, to stockholders of record as of the close of business on March 22, 2018.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Tuesday, February 20, 2018 at 1:00 p.m. EST (12:00 p.m. CST). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering conference ID # 2149019 while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ fourth quarter 2017 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 2149019. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of more than 5 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 110 countries. Headquartered in Carmel, Ind., KAR has approximately 17,600 employees across the United States, Canada, Mexico and the United Kingdom. www.karauctionservices.com

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating revenues
ADESA Auction Services	$473.2	$442.3	$1,937.5	$1,765.3
IAA Salvage Services	335.4	302.6	1,219.2	1,098.0
AFC	81.8	68.8	301.3	286.8
Total operating revenues	890.4	813.7	3,458.0	3,150.1

Operating expenses
Cost of services (exclusive of depreciation and amortization)	525.1	488.3	1,987.2	1,827.4
Selling, general and administrative	172.5	148.8	640.2	583.1
Depreciation and amortization	69.4	64.7	264.6	240.6
Total operating expenses	767.0	701.8	2,892.0	2,651.1

Operating profit	123.4	111.9	566.0	499.0

Interest expense	42.1	38.0	164.0	138.8
Other (income) expense, net	(0.2)	0.3	(1.9)	(0.5)
Loss on extinguishment of debt	—	1.4	27.5	5.4
Gain on previously held equity interest value	(21.6)	—	(21.6)	—

Income before income taxes	103.1	72.2	398.0	355.3

Income taxes	(69.7)	26.7	36.0	132.9

Net income	$172.8	$45.5	$362.0	$222.4

Net income per share
Basic	$1.28	$0.33	$2.66	$1.62
Diluted	$1.27	$0.33	$2.62	$1.60

Dividends declared per common share	$0.35	$0.32	$1.31	$1.19

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2017	December 31, 2016
Cash and cash equivalents	$317.2	$201.8
Restricted cash	19.4	17.9
Trade receivables, net of allowances	725.5	682.9
Finance receivables, net of allowances	1,899.6	1,780.2
Other current assets	175.7	158.4
Total current assets	3,137.4	2,841.2

Goodwill	2,191.7	2,057.0
Customer relationships, net of accumulated amortization	375.6	461.0
Intangible and other assets	371.4	355.9
Property and equipment, net of accumulated depreciation	908.2	842.5
Total assets	$6,984.3	$6,557.6

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,018.7	$949.5
Obligations collateralized by finance receivables	1,358.1	1,280.3
Current maturities of debt	12.4	105.2
Total current liabilities	2,389.2	2,335.0

Long-term debt	2,667.7	2,365.1
Other non-current liabilities	442.5	460.2
Stockholders’ equity	1,484.9	1,397.3
Total liabilities and stockholders’ equity	$6,984.3	$6,557.6

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2017	2016
Operating activities
Net income	$362.0	$222.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	264.6	240.6
Provision for credit losses	38.5	40.5
Deferred income taxes	(93.5)	(4.2)
Amortization of debt issuance costs	10.4	8.8
Stock-based compensation	24.2	18.1
(Gain) loss on disposal of fixed assets	(0.8)	0.1
Loss on extinguishment of debt	27.5	5.4
Gain on previously held equity interest value	(21.6)	—
Other non-cash, net	8.1	9.5
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(57.4)	(194.7)
Accounts payable and accrued expenses	26.8	31.5
Net cash provided by operating activities	588.8	378.0
Investing activities
Net increase in finance receivables held for investment	(148.5)	(176.4)
Acquisition of businesses (net of cash acquired)	(73.3)	(432.1)
Purchases of property, equipment and computer software	(152.2)	(155.1)
Advance to equity method investee	(5.0)	—
Proceeds from the sale of property and equipment	0.7	—
(Increase) decrease in restricted cash	(1.5)	(1.7)
Net cash used by investing activities	(379.8)	(765.3)
Financing activities
Net increase in book overdrafts	8.3	17.7
Net decrease in borrowings from lines of credit	(80.5)	(59.5)
Net increase in obligations collateralized by finance receivables	65.0	96.8
Proceeds from long-term debt	2,717.0	1,336.5
Payments for debt issuance costs/amendments	(22.6)	(32.8)
Payments on long-term debt	(2,436.7)	(662.6)
Payments on capital leases	(30.1)	(25.6)
Payments of contingent consideration and deferred acquisition costs	(7.0)	(3.6)
Initial net investment for interest rate caps	(1.7)	—
Issuance of common stock under stock plans	11.4	17.1
Tax withholding payments for vested RSUs	(5.9)	(10.5)
Repurchase and retirement of common stock	(150.0)	(80.4)
Dividends paid to stockholders	(174.8)	(157.1)
Net cash (used by) provided by financing activities	(107.6)	436.0
Effect of exchange rate changes on cash	14.0	(1.9)
Net increase in cash and cash equivalents	115.4	46.8
Cash and cash equivalents at beginning of period	201.8	155.0
Cash and cash equivalents at end of period	$317.2	$201.8
Cash paid for interest	$147.1	$124.5
Cash paid for taxes, net of refunds	$126.0	$121.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Free cash flow is defined as Adjusted EBITDA less cash interest expense on corporate debt (Credit Facility), capital expenditures and cash taxes related to the calendar year. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA, Adjusted EBITDA and free cash flow to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions), (unaudited)	2017	2016	2017	2016

Net income	$172.8	$45.5	$362.0	$222.4
Add back:
Income taxes	(69.7)	26.7	36.0	132.9
Interest expense, net of interest income	41.8	37.9	162.6	138.4
Depreciation and amortization	69.4	64.7	264.6	240.6
EBITDA	214.3	174.8	825.2	734.3
Non-cash stock-based compensation	7.7	4.0	25.2	19.1
Loss on extinguishment of debt	—	1.4	27.5	5.4
Acquisition related costs	1.7	1.4	6.8	8.6
Securitization interest	(9.9)	(7.7)	(34.9)	(28.0)
Minority interest	0.1	1.1	4.4	3.8
Loss on asset sales	0.2	0.3	1.2	2.4
Gain on previously held equity interest value	(21.6)	—	(21.6)	—
Severance	0.9	0.4	2.9	1.9
Other	1.2	0.8	1.3	0.4
Total addbacks	(19.7)	1.7	12.8	13.6
Adjusted EBITDA	$194.6	$176.5	$838.0	$747.9

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts), (unaudited)	2017	2016	2017	2016

Net income	$172.8	$45.5	$362.0	$222.4
Acquired amortization expense	27.0	25.8	103.7	97.1
Loss on extinguishment of debt	—	1.4	27.5	5.4
Gain on previously held equity interest value	(21.6)	—	(21.6)	—
Reduction in taxes for revaluation of deferred taxes	(102.7)	—	(102.7)	—
Increase in taxes for mandatory repatriation of undistributed foreign earnings	11.1	—	11.1	—
Income taxes (1)	(1.1)	(10.0)	(35.1)	(38.3)
Operating adjusted net income	$85.5	$62.7	$344.9	$286.6

Net income per share – diluted	$1.27	$0.33	$2.62	$1.60
Acquired amortization expense	0.20	0.19	0.75	0.70
Loss on extinguishment of debt	—	0.01	0.20	0.04
Gain on previously held equity interest value	(0.16)	—	(0.16)	—
Reduction in taxes for revaluation of deferred taxes	(0.75)	—	(0.74)	—
Increase in taxes for mandatory repatriation of undistributed foreign earnings	0.08	—	0.08	—
Income taxes	(0.01)	(0.08)	(0.25)	(0.28)
Operating adjusted net income per share – diluted	$0.63	$0.45	$2.50	$2.06

Weighted average diluted shares	136.5	138.9	138.0	139.1

(1)
The effective tax rate for 2016 was used to determine the amount of income tax on the adjustments to net income. The effective income tax rates for 2017 were adjusted to reflect the tax reform items reflected as separate line items in the above reconciliation (revaluation of deferred taxes and repatriation of undistributed foreign earnings).

The following table reconciles EBITDA, Adjusted EBITDA and free cash flow to net income for the 2018 guidance presented:

	2018 Outlook
(in millions), (unaudited)	Low	High

Net income	$329.0	$349.7
Add back:
Income tax expense	115.6	122.9
Interest expense, net of interest income	191.0	191.0
Depreciation and amortization	268.0	268.0
EBITDA	903.6	931.6
Total addbacks, net	(8.6)	(6.6)
Adjusted EBITDA	$895.0	$925.0
Cash interest expense on corporate debt	(130.0)	(130.0)
Capital expenditures	(185.0)	(185.0)
Cash taxes related to calendar year	(125.0)	(125.0)
Free cash flow	$455.0	$485.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2018 guidance presented:

	2018 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$329.0	$349.7
Acquired amortization expense	90.0	90.0
Income taxes	(23.4)	(23.4)
Operating adjusted net income	$395.6	$416.3

Net income per share – diluted	$2.40	$2.55
Acquired amortization expense	0.66	0.66
Income taxes	(0.17)	(0.17)
Operating adjusted net income per share – diluted	$2.89	$3.04

Weighted average diluted shares	137	137